Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value of $0.0001 per share, issuable pursuant to the Registrant’s Amended and Restated 2021 Stock Incentive Plan	Rule 457(c) and Rule 457(h)	2,206,324	(3)	$3.80	$8,384,031.20	0.00014760	$1,237.49
Total Offering Amounts						$8,384,031.20		$1,237.49
Total Fee Offsets								$0
Net Fee Due								$1,237.49

(1)	This Registration Statement covers, in addition to the number of shares of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company” or the “Registrant”), Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), stated above, options and other rights to purchase or acquire the shares of Class A Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Stock Market on September 16, 2024, in accordance with Rule 457(c) of the Securities Act.

(3)	Adjusted by the Registrant to take into account the 1-for-40 reverse stock split of the Company’s Class A Common Stock and Class B common stock, par value $0.0001 per share, effective as of August 16, 2024.